Exhibit 19.1

1.Purpose and scope

목적 및 범위

Q:    Why have an insider trading policy?

문:    내부자거래정책을 두는 이유는 무엇입니까?

A:    During the course of your relationship with Coupang, you may receive material nonpublic information about Coupang or other publicly traded companies with which Coupang has business relationships. Material nonpublic information may give you, or someone to whom you pass that information, a leg up over others when deciding whether to buy, sell, or otherwise transact in Coupang’s securities or the securities of another publicly traded company. This policy sets forth guidelines with respect to transactions in Coupang securities by persons subject to this policy.

답:        귀하는 쿠팡과 관계를 맺는 과정에서 쿠팡이나 쿠팡이 사업관계를 맺고 있는 다른 상장법인에 관한 미공개중요정보를 수령할 수 있습니다. 미공개중요정보는 쿠팡이나 다른 상장법인의 증권을 매매하거나 달리 거래할지 여부를 결정할 때 귀하 또는 귀하가 해당 정보를 전해준 사람이 다른 사람들에 비해 유리한 입장에 서게 만들 수 있습니다. 본 내부자거래정책은 본 정책 적용 대상자들에 의한 쿠팡 증권 거래와 관련하여 가이드라인을 제시하기 위하여 마련되었습니다.

Q:    Who is subject to this policy?

문:    본 정책은 누구에게 적용됩니까?

A:     This policy applies to you and all other employees, directors, and designated consultants and independent contractors of Coupang and its subsidiaries. This policy also applies to Related Persons. You are responsible for making sure that your Related Persons comply with this policy.

답:    본 정책은 귀하를 비롯한 쿠팡 및 그 자회사들의 모든 기타 임직원, 이사, 지정 자문인 및 독립계약자에게 적용됩니다. 본 정책은 관련자에게도 적용됩니다. 귀하는 귀하의 관련자가 본정책을 준수하도록 하여야 할 책임이 있습니다.

In addition, if you are a Specified Personnel of Coupang as described on Appendix A, you and your Related Persons are subject to the quarterly trading blackout periods described below.

또한 귀하가 부록 A 에 기재된 쿠팡의 특정 임직원인 경우 귀하 및 귀하의 관련자에 대하여 아래 설명된 분기별 거래제한기간이 적용됩니다.

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Q:    Whose responsibility is it to comply with this policy?

문:    본 정책을 준수해야하는 책임은 누구에게 있습니까?

A:    Persons subject to this policy have ethical and legal obligations to maintain the confidentiality of information about Coupang and to not engage in transactions in Coupang’s securities while aware of material nonpublic information. Each individual is responsible for making sure that he or she and his or her Related Persons comply with this policy. In all cases, the responsibility for determining whether an individual is aware of material nonpublic information rests with that individual, and any action on the part of Coupang or any employee or director of Coupang pursuant to this policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by Coupang for any conduct prohibited by this policy or applicable securities laws.

답:        본 정책이 적용되는 자에게는 미공개중요정보에 대해 알고 있는 동안 쿠팡에 대한 정보의 기밀을 유지하고 쿠팡 증권의 거래에 참여하지 않아야 할 윤리적·법적 의무가 있습니다. 각각의 개인은 본인과 본인의 관련자가 본 정책을 반드시 준수하도록 할 책임이 있습니다. 모든 경우에 있어 개인이미공개중요정보에 대해 알고 있는지 여부를 판단할 책임은 해당 개인에게 있으며, 본 정책에 따른 (그렇지 않더라도) 쿠팡이나 쿠팡의 직원 또는 이사 측의 어떠한 행위도 어떤 식으로든 법적 자문을 구성하거나 해당 개인을 관련 증권법상의 책임으로부터 보호하지 않습니다. 본 정책이나 관련 증권법에서 금지하는 행위를 하는 경우 무거운 법정형 및 쿠팡에 의한 제재 조치를 받을 수 있습니다.

Q:    What transactions are subject to this policy?

문:    본 정책이 적용되는 거래는 무엇입니까?

A:    This policy applies to all transactions in securities issued by Coupang, as well as derivative securities that are not issued by Coupang, such as exchange-traded put or call options or swaps relating to Coupang’s securities. Accordingly, for purposes of this policy, the terms “trade,” “trading,” and “transactions” are as defined in the definitions section.

답:    본 정책은 쿠팡이 발행한 증권과 거래소에서 거래되는 쿠팡 증권 관련 풋옵션, 콜옵션 또는 스왑 등과 같이 쿠팡이 발행하지 않은 파생증권에 대한 모든 거래에 적용됩니다. 따라서 본 정책의 목적상 ‘거래’ 및 ‘거래행위’는 정의 항목에 규정된 바와 같습니다.

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2.Application

적용

This Policy applies to all employees, officers, directors, designated consultants and independent contractors of Coupang and its subsidiaries, and any Related Persons.

본 정책은 쿠팡 및 그 자회사의 모든 임직원, 이사, 지정 자문인 및 독립계약자, 관련자에게 적용된다.

3.Policy statements

정책 성명

-Personnel of Coupang are responsible for understanding the obligations that come with having access to material nonpublic information and wanting to transact in Coupang securities.

쿠팡의 임직원은 미공개중요정보에 대한 접근 권한을 갖고 쿠팡 증권을 거래하고자 하는 경우 발생하는 의무에 대해 숙지할 책임이 있다.

-Coupang personnel who are aware of material nonpublic information relating to Coupang may not engage in transactions in Coupang’s securities except as permitted by this policy and applicable law.

쿠팡 관련 미공개중요정보를 알고 있는 쿠팡 임직원은 본 정책 및 관련 법령에 따라 허용되는 경우를 제외하고 쿠팡 증권 거래에 참여할 수 없다.

-Coupang personnel may not disclose material nonpublic information outside of Coupang unless the disclosure is made in accordance with a specific Coupang policy that authorizes such disclosure.

쿠팡 임직원은 정보 공개를 인가하는 구체적인 쿠팡의 정책에 따라 정보가 공개되는 것이 아닌 한 쿠팡외부에 미공개중요정보를 공개할 수 없다.

-Coupang personnel may not disclose material nonpublic information to persons within Coupang whose jobs do not require them to have that information.
쿠팡 임직원은 직무상 미공개중요정보를 필요로 하지 않는 쿠팡 내 임직원에게 미공개중요정보를 공개할 수 없다.

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-Coupang personnel may not recommend the purchase or sale of any Coupang’s securities.
쿠팡 임직원은 쿠팡 증권에 대한 매매를 권유할 수 없다.

-Changes to this policy require approval by Coupang’s Board of Directors or a duly appointed committee of the Board of Directors.

본 정책의 변경은 쿠팡의 이사회 또는 적법하게 선임된 이사회 내 위원회의 승인에 의한다.

Policy Q&A

질의·응답

Insider Trading and Material Nonpublic Information

내부자 거래 및 미공개중요정보

Q:    What is insider trading?

문:    내부자 거래란 무엇입니까?

A:    Generally speaking, insider trading is the buying or selling of stocks, bonds, futures, or other securities by someone who possesses or is otherwise aware of material nonpublic information about the securities or the issuer of the securities. Insider trading also includes trading in derivatives (such as put or call options) where the price is linked to the underlying price of a company’s stock. It does not matter whether the decision to buy or sell was influenced by the material nonpublic information, how many shares you buy or sell, or whether it has an effect on the stock price. Bottom line: If you are aware of material nonpublic information about Coupang or another publicly traded company that Coupang has business relationships with and you trade in Coupang’s or such other company’s securities, you have broken the law.

답:        일반적으로 말하자면 내부자 거래란 증권 또는 그 발행인에 대한 미공개중요정보를 가지고 있거나 달리 알고 있는 자가 주식, 채권, 선물 또는 그 밖의 증권을 매매하는 것입니다. 가격이 회사 주가에 연동되어 있는 파생상품(풋옵션, 콜옵션 등)의 거래 또한 이에 포함됩니다. 매매 결정이 미공개중요정보에 의해 영향을 받았는지 여부, 매매하는 주식의 수량 또는 주가에 대한 영향 여부는 중요하지 않습니다. 요점은 귀하가 쿠팡이나 쿠팡이 사업관계를 맺고 있는 다른 상장법인에 대한 미공개중요정보를 알고 있으며 쿠팡이나 그러한 회사의 증권을 거래하는 것은 위법이라는 점입니다.

Q:    Why is insider trading illegal?

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문:    내부자 거래가 불법인 이유는 무엇입니까?

A:    If company insiders are able to use their confidential knowledge to their financial advantage, other investors would not have confidence in the fairness and integrity of the market. This ensures that there is an even playing field by requiring those who are aware of material nonpublic information to refrain from trading.

답:        회사 내부자가 금전적 이득을 보기 위하여 기밀 정보를 이용하는 것이 가능하다면 다른 투자자들이 시장의 공정성 및 완전성(integrity)을 신뢰할 수 없게 됩니다. 미공개중요정보를 알고 있는 자들이 거래를 하지 못하게 함으로써 시장이 기울어진 운동장이 되지 않도록 보장하는 것입니다.

Q:    What is material information?

문:    중요정보란 무엇입니까?

A:    It is not always easy to figure out whether you are aware of material nonpublic information. But there is one important factor to determine whether nonpublic information you know about a public company is material: whether the information could be expected to affect the market price of that company’s securities or to be considered important by investors who are considering trading that company’s securities. If the information makes you want to trade, it would probably have the same effect on others. Keep in mind that both positive and negative information can be material.

답:        귀하가 미공개중요정보를 알고 있는지 여부를 따져보는 것이 항상 쉽지만은 않습니다. 다만, 상장법인에 대해 귀하가 알고 있는 미공개정보가 중요한지 여부를 판단하는 중요한 요인이 하나 있는데 이는 해당 정보가 그 법인의 증권 시세에 영향을 미칠 것으로 예상되는지 또는 동 법인 증권거래를 고려하고 있는 투자자들의 입장에서 해당 정보가 중요하다고 여겨지는지 여부입니다. 그 정보로 인해 귀하가 거래를 하고 싶어진다면 아마 다른 사람들에게도 마찬가지 일 것입니다. 긍정적인 정보와 부정적인 정보 모두 중요정보가 될 수 있다는 점에 주의하시기 바랍니다.

Q:    What are examples of material information?

문:    중요정보의 사례로는 무엇이 있습니까?

A:    There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by relevant enforcement authorities with the benefit of hindsight. Depending on the specific details, the following items may be considered material nonpublic information until publicly disclosed within the meaning of this policy. There may be other types of information that would qualify as material information as well; use this list merely as a non-exhaustive guide:

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답:        중요성을 평가하는 명백한 기준은 없습니다. 다만 중요성에 대한 평가는 일체의 사실 및 정황에 대한평가에 근거하며, 결과론적인 사실이지만 보통 관련 집행 당국에 의해 평가됩니다. 구체적인 내용에 따라 아래의 사항들은 본 정책의 의미 내에서 공개되기 전까지 미공개중요정보로 간주됩니다. 중요정보로 볼 수 있는 다른 유형의 정보가 있을 수 있으며, 아래 목록은 대략적인 가이드로만 사용하시기 바랍니다.

ofinancial results or forecasts;

재무 실적 또는 전망

oacquisitions, dispositions, entry into a new market or business or other strategic transactions;

취득, 처분, 신규 시장의 진입, 신규 사업의 개시, 또는 그 밖의 전략적 거래

oevents regarding our securities (e.g., repurchase plans, stock splits, public or private equity or debt offerings, or changes in our dividend policies or amounts);
쿠팡 증권 관련 사건(재매입 계획, 주식 분할, 상장 또는 비상장 주식 투자 또는 채권 발행, 또는 쿠팡 배당 정책 또는 배당금 변경 등)

omajor contracts or contract cancellations;

주요 계약 또는 계약 취소

ogain or loss of a significant customer;

중요고객의 손익

opricing changes;

가격책정 관련 변동

onew product releases;

신제품 출시

osignificant product problems or security incidents;

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심각한 제품상의 문제 또는 보안 사고

otop management or control changes;

고위 경영진 또는 지배권 변동

ofinancial restatements or significant writeoffs;

재무제표 수정 또는 중요한 대손상각(write-offs)

oemployee layoffs;

직원 정리해고

oa disruption in Coupang’s operations or breach or unauthorized access of its property or assets, including its facilities or information technology infrastructure;

쿠팡의 사업운영에 대한 지장 또는 쿠팡의 시설 또는 정보기술 기반기설 등 재산이나 자산에대한 파괴 또는 무단 접근

oproxy fights;

의결권 경쟁

oactual or threatened major litigation, SEC or other investigations, or a major development in or the resolution of any such litigation or investigation;

실제 또는 연루될 우려가 있는 주요 소송, SEC 또는 기타 기관에 의한 조사, 또는 그러한 소송이나 조사의 주요 경과 또는 결정
oimpending bankruptcy;

파산 임박 사실

ocommunications with government agencies; and

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정부 기관과의 의사소통 내용

onotice of issuance of patents.

특허 발행 통지

Q:    When is information considered public?

문:    정보가 공개된 것으로 간주되는 시점은 언제입니까?

A:    The prohibition on trading when you have material nonpublic information lifts once that information becomes publicly disseminated. But for information to be considered publicly disseminated, it must be widely disseminated through a press release, a filing with the SEC or other widely disseminated announcement. Once information is publicly disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. Generally speaking, information will be considered publicly disseminated for purposes of this policy only after one full trading day has elapsed since the information was publicly disclosed. For example, if we announce material nonpublic information before trading begins on Wednesday, then information would be considered to be publicly disseminated by the time trading begins on Thursday; if we announce material nonpublic information after trading ends on Wednesday, then information would be considered to be publicly disseminated by the time trading ends on Thursday.
Depending on the particular circumstances, Coupang may determine that a longer or shorter waiting period should apply to the release of specific material nonpublic information. Any disclosure of nonpublic information, material or otherwise, must be done in accordance with Coupang’s Corporate Disclosure Policy.

답:    귀하가 미공개중요정보를 보유하는 동안 적용되는 거래 제한은 해당 정보가 공개적으로 전파되면 해제됩니다. 그러나 정보가 공개적으로 전파되었다고 보기 위해서는 해당 정보가 언론,

SEC에 대한 신고서 제출 또는 기타 발표를 통해 널리 알려져야 합니다. 정보가 공개적으로 전파되면 일반 투자자들이 해당 정보를 받아들이는데 충분한 시간을 두어야 합니다. 일반적으로 설명하자면, 정보가 공개된 때부터 1 거래일이 완전히 경과한 후에야 비로소 정보가 본 정책의 목적 상 공개적으로 전파된 것으로 간주됩니다. 예를 들어 쿠팡이 수요일 거래 개시 전에 미공개 중요정보를 발표하였다면 해당 정보는 목요일 거래가 개시되는 시점부터 공개적으로 전파된 것으로 간주되며, 수요일 거래가 종료된 후에 미공개중요정보를 발표하였다면 해당정보는 목요일 거래가 종료된 이후부터 공개적으로 전파된 것으로 간주됩니다. 구체적인 정황에 따 라 쿠팡은 특정 미공개중요정보의 공개에 더 길거나 짧은 대기기간을 적용하도록 할 수 있습니다. 미공개 정보를 공개할 때에는 중요 여부와 무관하게 쿠팡의 기업공개방침(Corporate Disclosure Policy)에 따라 정보를 공개하여야 합니다.

Q:    Who can be guilty of insider trading?

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문:    누가 내부자거래로 형사책임을 부담하게 됩니까?

A:    Anyone who buys or sells a security while aware of material nonpublic information, or provides material nonpublic information that someone else uses to buy or sell a security, may be guilty of insider trading. This applies to all individuals, including officers, directors, and others who don’t even work at Coupang. Regardless of who you are, if you know something material about the value of a security that not everyone knows and you trade (or convince someone else to trade) in that security, you may be found guilty of insider trading.

답:        미공개중요정보에 대해 알고 있는 상태로 증권을 사고 팔거나 다른 사람이 미공개중요정보를 이용하여 증권을 사고 팔도록 해당 정보를 타인에게 제공하는 모든 사람이 내부자거래로 형사책임을 부담할 수 있습니다. 이는 임원, 이사 및 쿠팡에서 일하지 않는 사람 등 모든 개인에게 적용됩니다. 귀하가 어떤 사람인지 관계없이 모두가 알지 못하는 증권 가치에 대한 중요한 사실을 알고 있으며 해당 증권을 거래(하거나 타인으로 하여금 거래하도록 설득)하는 경우 귀하는 내부자거래로 형사책임을 부담할 수 있습니다.

Q:    What if I am aware of material nonpublic information when I trade, but the reason I trade is because of something else, like to pay medical bills?

문:    거래 시점에 미공개중요정보를 알고 있었으나 의료비 지불 등 다른 사유로 거래를 하는 경우 어떻게 됩니까?

A:    The prohibition against insider trading is absolute. It applies even if the decision to trade is not based on such material nonpublic information. It also applies to transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) and also to very small transactions. All that matters is whether you are aware of any material nonpublic information relating to Coupang at the time of the transaction.

답:    내부자거래 금지는 절대적입니다. 미공개중요정보에 근거하여 거래 결정을 내리지 않았더라도 내부자거래 금지가 적용되며, (긴급한 지출을 위해 자금을 형성할 필요 등과 같이) 독립적인 사유로 인해 필요하거나 정당화할 수 있는 거래와 아주 작은 규모의 거래에도 적용됩니다. 중요한 점은 거래당시 쿠팡과 관련한 미공개중요정보를 알았는지 여부입니다.

Q:    Do the U.S. securities laws take into account mitigating circumstance, like avoiding a loss or planning a transaction before I had material nonpublic information?

문:    미국 증권법은 손실회피 또는 미공개중요정보를 취득하기 전의 거래 계획 등과 같은 경감사유를 고려합니까?

A:    No. The U.S. federal securities laws do not recognize any mitigating circumstances to insider trading. In addition, even the appearance of an improper transaction must be avoided to preserve Coupang’s reputation for adhering to the highest standards of conduct. In some circumstances, you may need to forgo a planned transaction even if you planned it before becoming aware of the

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material nonpublic information. So, even if you believe you may suffer an economic loss or sacrifice an anticipated profit by waiting to trade, you must wait.

답:    고려하지 않습니다. 미국 연방 증권법은 내부자거래에 대해 어떠한 경감사유도 인정하지 않습니다. 또한 최대 강도의 행동 강령을 준수하고 있다는 쿠팡의 평판을 유지하기 위해서는 외견상일지라도 부당한 거래 피해야 합니다. 어떤 경우에는 미공개중요정보에 대해 알게 되기 전에 계획한 것이더라도 계획했던 거래를 포기해야 할 수도 있습니다. 그러므로 거래를 위하여 기다리면 경제적손실을 보거나 예상되는 수익을 포기하게 될 것으로 보이더라도 일단 기다려야 합니다.

Q:    What if I don’t buy or sell anything, but I tell someone else material nonpublic information and he or she buys or sells?

문:    본인은 아무런 매매 행위도 하지 않았으나 다른 사람에게 미공개중요정보를 알려주어 그 사람이 증권을 매매하는 경우 어떻게 됩니까?

A:    That is called “tipping.” You are the “tipper” and the other person is called the “tippee.” If the tippee buys or sells based on that material nonpublic information, both you and the “tippee” could be found guilty of insider trading. In fact, if you tell family members who tell others and those people then trade on the information, those family members and the “tippee” might be found guilty of insider trading too. To prevent this, you may not discuss material nonpublic information about the company with anyone outside Coupang, including spouses, family members, friends, or business associates (unless the disclosure is made in accordance with Coupang’s policies regarding the protection or authorized external disclosure of information regarding Coupang). This includes anonymous discussions on the internet about Coupang or companies with which Coupang does business.

답:    그러한 행위는 ’정보 제공(tipping)’이라고 하며, 귀하가 ‘정보제공자(tipper)’가 되고 상대방이 ’정보수령자(tippee)’가 됩니다. 알려준 미공개중요정보에 근거하여 정보수령자가 증권을 사거나 파는 경우 귀하와 ‘정보수령자’가 모두 내부자거래로 형사책임을 부담할 수 있습니다. 실제로 귀하가 귀하의 가족 구성원에게 미공개중요정보를 알려주었는데 그 가족 구성원이 이를 타인에게 알려주어 타인이 해당 정보에 근거하여 거래를 하는 경우 그 가족
구성원을 비롯한 ‘정보수령자’ 또한 내부자거래로 형사책임을 부담할 수 있습니다. 이러한 사태를 방지하기 위해서 귀하는 (쿠팡 관련 정보의 보호 또는 승인된 외부 공개에 관한 쿠팡의 정책에 따라 공개되는 것이 아닌 한) 회사에 대한 미공개중요정보를 배우자나 가족 구성원, 친구 또는 동업자 등 쿠팡 외부 인사와 논의할 수 없습니다. 쿠팡이나 쿠팡이 사업관계를 맺고 있는 법인에 대하여 인터넷상에서 익명으로 논의하는 것 또한 이에 포함됩니다.

You can be held liable for your own transactions, as well as the transactions by a tippee and even the transactions of a tippee’s tippee. For these and other reasons, no employee, director, or designated consultant of Coupang (or any other person subject to this policy) may either (a) recommend to another person that they buy, hold, or sell Coupang’s securities at any time or (b) disclose material nonpublic information to persons within Coupang whose jobs do not require them to have that material nonpublic information, or outside of Coupang to other persons (unless the disclosure is made in accordance with Coupang’s policies regarding the protection or authorized external disclosure of information regarding Coupang).

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귀하가 직접 행한 거래뿐만 아니라 정보수령자의 거래 또는 2 차 정보수령자의 거래까지도 귀하가 책임을 부담하게 될 수 있습니다. 위와 같은 사유 및 그 밖의 사유로 쿠팡의 직원, 이사 또는 지정 자문인 (또는 기타 본 정책 적용 대상)은 (쿠팡 관련 정보의 보호 또는 승인된 외부 공개에 관한 쿠팡의 정책에 따라 공개되는 것이 아닌 한) (a) 언제든지 타인에게 쿠팡 증권을 매수, 보유 또는 매도하라고 권하거나 (b) 업무상 미공개중요정보를 요하지 않는 쿠팡 내부자 또는 쿠팡 외부의 다른 사람에게 미공개중요정보를 공개하여서는 안됩니다.

Q:    What if I don’t tell someone inside information itself; I just tell him or her whether to buy or sell?

문:    다른 사람에게 내부자에게 정보 자체에 대한 이야기는 하지 않고 매수 또는 매도 여부에 대해서만 이야기하는 경우 어떻게 됩니까?

A:    That is still tipping, and you can still be responsible for insider trading. You may never recommend to another person that they buy, hold or sell Coupang’s common stock or any derivative security related to Coupang’s common stock, since that could be a form of tipping.

답:    그러한 경우도 정보 제공에 해당하며 내부자거래로 귀하가 책임을 부담할 수 있습니다. 타인에게 쿠팡의 보통주식이나 그와 관련된 파생상품을 매수, 매도 또는 보유하라고 권유하는 것은 정보 제공에 해당할 수 있으므로 귀하는 절대로 이와 같은 행위를 할 수 없습니다.

Q:    Does this policy or the insider trading laws apply to me if I work outside the U.S.?

문:    미국 이외 지역에서 근무하는 경우에도 본 정책이나 내부자거래법이 적용됩니까?

A:    Yes. The same rules apply to U.S. and foreign employees and consultants and independent contractors. The SEC (the U.S. government agency in charge of investor protection), and the Financial Industry Regulatory Authority (a private regulator that oversees U.S. securities exchanges) routinely investigate trading in a company’s securities conducted by individuals and firms based abroad. In addition, as a Coupang director, employee, or consultant, our policies apply to you no matter where you work.

답:    예. 미국 및 외국에서 근무하는 직원, 자문인 및 독립계약자에도 동일한 규칙이 적용됩니다. SEC (투자자 보호를 담당하는 미국 정부 기관)와 미국 금융산업규제국(미국 증권거래소를 감독하는 사적규제기관)(Financial Industry Regulatory Authority)은 평상시에 해외 소재 개인 및 법인들에 의한 법인 증권 거래에 대해 조사합니다. 또한 귀하의 근무지와 무관하게 쿠팡의 이사, 직원, 또는 자문인으로서 귀하에게 당사의 정책이 적용됩니다.

Q:    Am I restricted from trading securities of any companies other than Coupang, for example a customer or competitor of Coupang?

문:    쿠팡의 고객사 또는 경쟁사 등 쿠팡 이외 회사의 증권 거래도 제한됩니까?

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A:    Possibly. U.S. insider trading laws generally restrict everyone aware of material nonpublic information about a company from trading in that company’s securities, regardless of whether the person is directly connected with that company, except in limited circumstances. Therefore, if you have material nonpublic information about another company, you should not trade in that company’s securities. You should be particularly conscious of this restriction if, through your position at Coupang, you sometimes obtain sensitive, material information about other companies and their business dealings with Coupang.

답:        그럴 수 있습니다. 미국 내부자 거래 관련 법률은 제한된 경우를 제외하고 일반적으로 회사와의 직접적인 연관성과 관계없이 회사에 대한 미공개중요정보를 아는 모든 사람이 해당 회사의 증권을 거래하는 것을 제한합니다. 따라서 귀하가 타 회사에 대한 미공개중요정보를 가지고 있는 경우 해당회사의 증권을 거래하지 말아야 합니다. 특히 귀하가 쿠팡에서의 지위를 통해 쿠팡과 거래 관계를 맺고 있는 타 법인 및 해당 법인의 사업에 관한 민감하고 중요한 정보를 종종 얻게 되는 경우 위 제한에 대해 각별히 주의하여야 합니다.

Q:    So when can I buy or sell my Coupang securities?

문:    본인이 보유한 쿠팡 증권은 언제 매매할 수 있습니까?

A:    If you are aware of material nonpublic information, you may not buy or sell our common stock until one full trading day has elapsed since the information was publicly disclosed. At that point, the information is considered publicly disseminated for purposes of our insider trading policy. For example, if we announce material nonpublic information before trading begins on Wednesday, then you may execute a transaction in our securities on Thursday; if we announce material nonpublic information after trading ends on Wednesday, then you may execute a transaction in our securities on Friday. Even if you are not aware of any material nonpublic information, you may not trade our common stock during any trading “blackout” period that applies to you. Our insider trading policy describes the quarterly trading blackout period, and additional event-driven trading blackout periods (which may apply to you even if the quarterly trading blackout periods do not) may be announced by email.

답:        귀하가 미공개중요정보를 알고 있는 경우 귀하는 해당 정보가 공개된 때로부터 1 거래일이 완전히 경과할 때까지 쿠팡의 보통주를 매매할 수 없습니다. 당사 내부자거래정책의 목적상 해당 정보는위와 같은 시점에 공개적으로 전파된 것으로 간주됩니다. 예를 들어 쿠팡이 수요일 거래 개시 전에 미공개중요정보를 발표하였다면 귀하는 목요일에 쿠팡 증권에 대한 거래를 체결할 수 있으며, 수요일 거래가 종료된 후에 미공개중요정보를 발표하였다면 귀하는 금요일에 쿠팡 증권에 대한 거래를 체결할 수 있습니다. 귀하는 어떠한 미공개중요정보도 알지 못하더라도 귀하에게 적용되는 거래제한기간 동안에는 쿠팡 보통주를 거래할 수 없습니다. 쿠팡의 내부자거래정책은 분기별 거래제한기간에 대한 설명을 제공하고 있으며, 추가적인 사건별 거래제한기간(분기별 거래제한기간이 적용되지 않더라도 귀하에게 적용 가능함)이 이메일을 통해 고지될 수 있습니다.

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Blackout Periods

거래제한기간

Q:    What is a quarterly trading blackout period?

문:    분기별 거래제한기간이란 무엇입니까?

A:    To minimize the appearance of insider trading among our officers, directors, Specified Personnel, and their Related Persons, we have established “quarterly trading blackout periods” during which they—regardless of whether they are aware of material nonpublic information or not—may not conduct any trades in Coupang securities. That means that, except as described in this policy, all officers, directors, Specified Personnel, and their Related Persons will be able to trade in Coupang securities only during limited open trading window periods that generally will begin after one full trading day has elapsed since the public dissemination of Coupang’s annual or quarterly financial results and end at the beginning of the next quarterly trading blackout period. Of course, even during an open trading window period, you may not (unless an exception applies) conduct any trades in Coupang securities if you are otherwise in possession of material nonpublic information.

답:        외견상으로라도 쿠팡 임원, 이사, 특정 임직원 및 이들의 관련자 간의 내부자 거래의 양상을 보이는 것을 최소화하기 위하여 쿠팡은 ‘분기별 거래제한기간’을 설정하여 미공개중요정부에 대해 아는지여부를 불문하고 쿠팡 증권을 거래하지 못하도록 하였습니다. 이는 본 방심에 설명된 예외를 제외한모든 임원, 이사, 특정 임직원 및 이들의 관련자는 제한된 거래허용기간(open trading window period) 동안만 쿠팡 증권을 거래할 수 있게 된다는 의미입니다. 거래허용기간은 일반적으로 쿠팡의 연간 또는 분기별 재무실적이 공개적으로 전파된 때부터 1 거래일이 경과한 이후에 개시되어 다음 분기별 거래제한기간 시작 시 종료됩니다. 물론 거래허용기간 중에도 귀하가 달리 미공개중요정보를 보유하고 있는 경우 (예외가 적용되지 않는 한) 쿠팡 증권을거래할 수 없습니다.

Q:    What are Coupang’s quarterly trading blackout periods?

문:    쿠팡의 분기별 거래제한기간은 언제입니까?

A:    Each “quarterly trading blackout period” will generally begin on the day that is the 14th day before the end of the third month of each fiscal quarter (i.e., March 17, June 16, September 16 and December 17) and end after one full trading day has elapsed since the public dissemination of Coupang’s financial results for that quarter (e.g., time of earnings call). If the 14th day before the end of the third month of the fiscal quarter is a weekend, the next business day will be the start of the blackout period.

답:    각 ‘분기별 거래제한기간’은 통상 각 회계분기의 세 번째 달의 말일로부터 14일 전에 해당하는 날(즉, 3 월 17 일, 6 월 16 일, 9 월 16 일 및 12 월 17 일)에 시작하여, 해당 분기에 대한 쿠팡의

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재무실적이 공개전파된 때(실적발표일 등)로부터 1 거래일이 경과한 후에 종료됩니다. 해당 회계분기의 세 번째 달의 말일로부터 14일 전에 해당하는 날이 주말인 경우에는, 다음 영업일에 분기별 거래제한기간이 시작됩니다.

Q:    Can Coupang’s quarterly trading blackout periods change?

문:    쿠팡의 분기별 거래제한기간이 변경될 수 있습니까?

A:    The quarterly trading blackout period may commence early or may be extended if, in the judgment of the Corporate Secretary, there exists undisclosed information that would make trades by Coupang officers, directors, Specified Personnel or their Related Persons inappropriate. It is important to note that the fact that the quarterly trading blackout period has commenced early or has been extended should be considered material nonpublic information that should not be communicated to any other person.

답:    기업업무총괄이 판단하기에 쿠팡 임원, 이사, 특정 임직원 또는 이들의 관련자에 의한 거래를 부적절하게 만들 미공개정보가 존재하는 경우 분기별 거래제한기간이 일찍 개시되거나 연장될 수 있습니다. 분기별 거래제한기간이 일찍 개시되었거나 연장되었다는 사실 또한 타인에게 공유되어서는 안 되는 미공개중요정보라는 점에 유의하는 것이 중요합니다.

Q:    Does Coupang have blackout periods other than quarterly trading blackout periods?

문:    쿠팡은 분기별 거래제한기간 외에도 다른 거래제한기간을 두고 있습니까?

A:    Yes. From time to time, an event may occur that is material to Coupang and is known by only a few directors, officers, and/or employees. So long as the event remains material and nonpublic, the persons designated by the Corporate Secretary may not trade in Coupang’s securities. In that situation, Coupang will notify the designated individuals that neither they nor their Related Persons may trade in the Coupang’s securities. The existence of an event-specific trading blackout should also be considered material nonpublic information and should not be communicated to any other person.

답:        그렇습니다. 간혹 쿠팡에게 중요하고 일부 이사, 임원 또는 직원들에게만 알려지는 사건이 발생할수 있습니다. 이러한 사건의 중요성이 유지되고 공개되지 않는 한, 기업업무총괄이 지정한 자는 쿠팡 증권을 거래할 수 없습니다. 이 경우 쿠팡은 지정된 개인에게 해당 개인 또는 그 관련자가 쿠팡증권을 거래할 수 없다는 점을 통지합니다. 특정 사건에 따른 거래제한이 존재한다는 점은 미공개중요정보로 간주되며 타인에게 공유되어서는 안됩니다.

Q:    If I am subject to a blackout period and I have an open order to buy or sell Coupang securities on the date a blackout period commences, can I leave it to my broker to cancel the open order and avoid executing the trade?

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문:    만약 본인에게 거래제한기간이 적용되며 거래제한기간이 시작되는 날에 쿠팡 증권을 매매하기 위한 유효 주문(open order)이 있는 경우증권사에 해당 주문을 취소하고 거래 체결을 하지 않도록 맡겨 두어도 됩니까?

A:    No, unless it is in connection with a 10b5-1 Trading Plan (as defined below). If you have any open orders when a blackout period commences other than in connection with a 10b5-1 Trading Plan, it is your responsibility to cancel these orders with your broker. If you have an open order and it executes after a blackout period commences not in connection with a 10b5-1 Trading Plan, you will have violated our insider trading policy and may also have violated insider trading laws.

답:        (아래 정의된 바와 같이) 규칙 제 10b5-1 조 트레이딩 플랜(Trading Plan)과 관련된 것이 아닌 한 맡겨두면 안됩니다. 거래제한기간이 시작했을 때 규칙 제 10b5-1 조 트레이딩 플랜과 관련된 주문 외의 유효 주문이 있다면, 증권사를 통해 해당 주문을 취소할 책임을 귀하에게 있습니다. 유효 주문이 있어 규칙 제 10b5-1 조 트레이딩 플랜과 무관하게 거래제한기간이 시작된 이후 주문이 체결되는 경우 귀하는 쿠팡 내부자거래정책을 위반하게 되며, 내부자 거래 관련 법률을 위반하게 될 수 있습니다.

Q:    Am I subject to trading blackout periods if I am no longer an employee, director or consultant of Coupang?

문:    더 이상 쿠팡의 직원, 이사 또는 컨설턴트가 아닌 경우에도 거래제한기간이 적용됩니까?

A:    It depends. If your employment with Coupang ends during a trading blackout period, you will be subject to the remainder of that trading blackout period. If your employment with Coupang ends on a day that the trading window is open, you will not be subject to the next trading blackout period. However, even if you are not subject to our trading blackout period after you leave Coupang, you should not trade in Coupang securities if you are aware of material nonpublic information. That restriction stays with you as long as the information you possess is material and not publicly disseminated within the meaning of our insider trading policy.

답:        상황에 따라 다릅니다. 거래제한기간 도중에 쿠팡과의 고용관계가 종료된다면 남은 거래제한기간이 귀하에게 적용됩니다. 거래허용기간이 시작된 날에 쿠팡과의 고용관계가 종료된다면 다음 거래제한기간은 귀하에게 적용되지 않습니다. 그러나 귀하가 쿠팡에서 퇴사한 후 쿠팡의 거래제한기간이 귀하에게 적용되지 않는다고 하더라도 귀하가 미공개중요정보를 알고 있는경우 쿠팡 증권을 거래하여서는 안됩니다. 이러한 제한은 귀하가 가지고 있는 정보가 중요하고 본 정책의 의미 내에서 공개적으로 전파되지 않은 한 귀하에게 계속 적용됩니다.

Q:    Are there any exceptions to this policy?

문:    본 정책에 대한 예외가 있습니까?

A:    There are no exceptions to this policy, except as specifically noted below.

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답:    아래에서 구체적으로 설명된 바 외에는 본 정책에 대한 예외는 없습니다.

Q:    Can I exercise options granted to me by Coupang, or participate in a Coupang employee stock purchase plan, during a trading blackout period or when I possess material nonpublic information?

문:    거래제한기간 또는 미공개중요정보를 보유할 동안 쿠팡으로부터 부여 받은 옵션을 행사하거나 쿠팡의 종업원자사주매입플랜에 참여할 수 있습니까?

A:    Yes. You may purchase shares by exercising your options or participating in a Coupang employee stock purchase plan, but you may not sell the shares (even to pay the exercise price or any taxes due) during a trading blackout period or any time that you are aware of material nonpublic information. To be clear, you may not effect a broker-assisted cashless exercise (because these cashless exercise transactions include a market sale) during a trading blackout period or any time that you are aware of material nonpublic information.

답:        예. 귀하는 귀하의 옵션을 행사하거나 쿠팡의 종업원자사주매입플랜에 참여하여 주식을 매수할 수있습니다. 그러나 거래제한기간이나 미공개중요정보를 알고 있는 동안에는 주식을 매도할 수 없습니다(행사가격 지불 또는 세금 납부를 위한 것이더라도 불가함). 분명히 하면 귀하는 거래제한기간 중이거나 미공개중요정보를 알고 있는 동안에는 증권사 지원 비현금 권리행사(broker-assisted cashless exercise)를 할 수 없습니다 (이러한 비현금 권리행사 거래는 장내 매도를 포함하기 때문입니다).

Q:    What tax withholding transactions are not restricted by this policy?

문:    본 정책에 의해 제한되지 않는 원천징수 대상 거래는 무엇입니까?

A:    This policy does not apply to the surrender of shares directly to Coupang to satisfy tax withholding obligations as a result of the issuance of shares upon exercise of options or settlement of restricted stock units issued by Coupang. Any market sale of the stock received upon exercise or settlement of any such equity awards remains subject to all provisions of this policy whether or not for the purpose of generating the cash needed to pay the exercise price or pay taxes, unless Coupang requires the sale of stock received upon exercise or settlement to pay taxes and the individual has no discretion over such sales.

답:    옵션 행사 또는 쿠팡이 발행한 양도제한조건부 주식의 정산에 따른 주식 발행의 결과 원천징수의무를 다하기 위하여 쿠팡에게 직접 교부된 주식에는 본 정책이 적용되지 않습니다. 쿠팡이 세금 납부를 위하여 주식 보상의 행사 또는 정산에 따라 수령한 주식의 매도를 요구하고 해당 개인이 해당 매도에 대한 재량이 없는 경우를 제외하고, 주식 보상의 행사 또는 정산에 따라 수령하는 주식의 장내 매도에 대하여는 행사가격 지불 또는 세금 납부에 필요한 현금을 생성하기 위한 목적인지 여부와 관계없이 본 정책의 모든 조항이 적용됩니다.

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Q:    Are mutual fund shares holding Coupang common stock subject to the trading blackout periods?

문:    쿠팡 보통주를 보유한 뮤추얼펀드(mutual fund)의 주식에도 거래제한기간이 적용됩니까?

A:    No. You may trade in mutual funds holding Coupang stock at any time as long as (i) you do not control the investment decisions on individual stocks within the fund or portfolio and (ii) Coupang securities do not represent a substantial portion of the assets of the fund or portfolio.

답:    아니요. (i) 귀하가 해당 펀드 또는 포트폴리오에 포함되는 개별 주식에 대하여 투자 결정권을
보유하지 않고, (ii) 쿠팡 증권이 해당 펀드 또는 포트폴리오 자산에서 상당한 부분을 차지하지 않는 한, 귀하는 언제든지 쿠팡 주식을 보유한 뮤추얼펀드에 투자할 수 있습니다.
Q:    What are the rules that apply to 10b5-1 Automatic Trading Programs?

문:    규칙 제 10b5-1 조 자동 트레이딩 프로그램(Automatic Trading Programs)에는 어떤 규칙이 적용됩니까?

A:    Under Rule 10b5-1 of the Exchange Act, any person may establish a Trading Plan. So long as a Trading Plan is properly established, purchases and sales of Coupang securities pursuant to that Trading Plan are not subject to this policy. To be properly established, a person’s Trading Plan must be established in compliance with the requirements of Rule 10b5-1 of the Exchange Act which includes, among other requirements, that the Trading Plan was entered into at a time when they were unaware of any material nonpublic information relating to Coupang and that the Trading Plan was adopted in good faith and not as part of a plan or scheme to evade the federal securities laws, that the person adopting the Trading Plan acts in good faith with respect to the Trading Plan, that such person has not entered into another or altered a different trading plan or hedging transaction or position with respect to the securities subject to the Trading Plan, and that the first trade under the Trading Plan does not occur until the expiration of the statutory cooling-off period. Additionally, for the purposes of this insider trading policy, Trading Plans must be entered into when you were not otherwise subject to a trading blackout period. Moreover, the Company does not require directors or officers to enter into 10b5-1 Trading Plans. All Trading Plans to be adopted by directors, officers, Specified Personnel and their Related Persons, as well as any amendments or terminations of existing Trading Plans, must be reviewed and approved by Coupang in accordance with Coupang’s Section 16 Compliance Program before being established to confirm that the Trading Plan complies with all pertinent company policies and applicable securities laws. See “Pre-Clearance of Transactions in Coupang Stock” below. In addition, the Company will disclose in its quarterly filings with the SEC if any director or officer has entered into, terminated or modified any trading plan during the quarter, as well as certain details of the plan (including number of securities to be sold or purchased).

답:        거래법 규칙 제 10b5-1 조에 따르면, 누구든지 트레이딩 플랜을 세울 수 있습니다. 트레이딩 플랜이 적절히 수립되기만 한다면 동 플랜에 따른 쿠팡 증권의 매매에는 본 정책이 적용되지 않습니다. 트레이딩 플랜이 적절히 수립되기 위해서는 거래법 규칙 제 10b5-1 조에서 정한 조건을 충족하여야 합니다. 거래법 규칙 제 10b5-1 조에서 정한 조건 중에는, 트레이딩 플랜은 쿠팡과 관련한 어떠한 미공개중요정보도 알고 있지 않은 상태에서 체결될 것, 증권 관련 연방법을

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회피하기 위한 계획 또는 의도의 일부가 아닌 신의성실에 입각하여 트레이딩 플랜이 채택될 것, 트레이딩 플랜을 채택한 당사자는 신의성실하게 트레이딩 플랜에 관한 행위를 할 것, 트레이딩 플랜을 채택한 당사자는 트레이딩 플랜의 대상이 되는 증권에 대하여 다른 트레이딩 플랜, 헷지 거래 또는 헷지 포지션을 체결하거나 변경하지 아니할 것, 법에서 정한 대기기간(cooling-off period)이 종료되기 전까지는 트레이딩 플랜에 따른 첫 거래가 발생하지 않을 것이라는 조건이 포함되어 있습니다. 또한, 본 내부자거래정책의 목적상 트레이딩 플랜은 거래제한기간이 적용되지 않을 때에 체결되어야 합니다. 회사는 이사 또는 임원이 제 10b5- 1조의 트레이딩 플랜을 체결할 것을 요구하지 않습니다. 이사, 임원 및 특정 임직원과 그들의 관련자가 트레이딩 플랜을 채택하고자 하거나 기존 트레이딩 플랜을 변경 또는 종료하고자 하는 경우, 트레이딩 플랜이 관련되는 회사 정책 및 증권법을 모두 준수하는지 여부를 확인하기 위하여 수립되기 전에 쿠팡의 제 16 조 컴플라이언스 프로그램(Section 16 Compliance Program)에 따라 쿠팡의 검토와 승인을 받아야 합니다. 아래 ‘쿠팡 주식 거래에 대한 사전 승인’ 항목을 참고하시기 바랍니다. 또한, 이사 또는 임원이 분기 중에 트레이딩 플랜을 체결, 종료 또는 변경하는 경우, 회사는 SEC에 제출하는 분기보고서에 해당 사실과 트레이딩 플랜의 세부 내용(매수 또는 매도 예정인 증권의 수량 등)을 공시할 것입니다.

Q:    Can I gift stock while I possess material nonpublic information or during a trading blackout period?

문:    미공개중요정보를 보유하고 있는 동안이나 거래제한기간 중에 주식을 증여할 수 있습니까?

A:    Because of the potential for the appearance of impropriety, as a general matter gifts should only be made when you are not in possession of material nonpublic information and not subject to a trading blackout period. For example, charities that receive gifted stock typically immediately sell the stock into the public market, potentially subjecting you to “tipper” liability if you were in possession of material nonpublic information at the time of the gift. You may not make bona fide gifts of our stock when you are aware of material nonpublic information or during a trading blackout period applicable to you unless the gift has been pre-cleared by Coupang’s Corporate Secretary or their designee. Pre-clearance must be obtained at least two business days in advance of the proposed gift, and pre-cleared gifts not completed within five business days will require new pre-clearance. Coupang may choose to shorten this period. Regardless of whether they are aware of material nonpublic information or subject to a trading blackout period, officers, directors, and other applicable members of management subject to the pre-clearance requirements described below must obtain pre-clearance before completing any gift of Coupang securities.

답:        외견상으로라도 부적절한 행위로 보일 여지가 있기 때문에 통상적으로 증여는 귀하가 미공개중요정보를 소유하고 있지 않으며 거래제한기간이 귀하에게 적용되지 않을 때에만 해야 합니다. 예를 들어 증여 형태로 주식을 제공받는 자선단체들은 보통 공개시장에서 해당 주식을 즉시 매각하기 때문에 귀하가 증여 시점에 미공개중요정보를 소유하고 있었다면 귀하에게 ‘정보제공자’로서의 책임을 발생시킬 가능성이 있습니다. 귀하는 쿠팡의 기업업무총괄 또는 그 지정인이 사전에 승인하지 않은 경우 귀하가 미공개중요정보를 알고 있거나 거래제한기간이 적용 중인 동안 쿠팡 주식을 선의로 증여할 수 없습니다. 사전 승인은 증여 최소 2 영업일 전에 취득하여야 하며, 사전 승인을 받은 증여가 5 영업일 이내에 완료되지 않는 경우 사전 승인을 새로 받아야 합니다. 쿠팡은 위 기간을 단축시킬 수 있습니다. 미공개중요정보의 인식 여부 및 거래제한기간에 해당하는지 여부와 관계 없이, 아래에 기재된 사전 승인 요건이 적용되는 임원, 이사 및 그 밖의 관련 경영진 구성원은 쿠팡 증권의 증여를 완료하기 전에 반드시 사전 승인을 받아야 합니다.

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Q:    Are purchases of Coupang stock in a 401(k) plan allowed by this policy?

문:    401(k) 플랜에 따른 쿠팡 주식 매수는 본 정책에 의해 허용됩니까?

A:    In the U.S., the law allows employees to participate in a retirement program called a 401(k) plan. This policy does not apply to purchases of Coupang’s securities in Coupang’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This policy does apply, however, to certain elections you may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Coupang stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Coupang stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Coupang stock fund balance; and (d) an election to pre-pay a plan loan if the pre- payment will result in allocation of loan proceeds to the Coupang stock fund.

답:    미국에서는 직원들이 401(k) 플랜이라는 은퇴 프로그램에 가입하는 것이 법적으로 허용됩니다. 본 정책은 귀하가 선택한 급여 공제 방식으로 쿠팡의 401(k) 플랜에 정기적으로 자금을 납입함으로써 발생하는 동 플랜하의 쿠팡 증권 매수에는 적용되지 않습니다. 그러나
(a)쿠팡 주식형 펀드에 할당될 귀하의 정기 납입금의 비율을 인상 혹은 인하하기로 하거나,
(b)기존 계정 잔고를 쿠팡 주식형 펀드 내·외부로 플랜 내에서 이전하기로 하거나, (c) 대출로 인해 귀하의 쿠팡 주식형 펀드의 잔고 전체 혹은 일부가 청산될 예정인 경우 귀하의 401(k) 플랜 계정에서 대출을 받기로 하거나, 또는 (d) 플랜 대출금 선납으로 인해 쿠팡 주식형 펀드에 대출금이 할당될 예정인 경우 해당 대출금을 선납하기로 하는 등 401(k) 플랜 하에 귀하가 선택하는 특정 사항에 관해서는 본 정책이 적용됩니다.

Hedging and Other Speculation in Coupang Securities

쿠팡 증권에 대한 헷지거래 및 기타 투기

Q:    Can I hedge my ownership position in Coupang?

문:    쿠팡에서의 소유권 포지션을 헷지할 수 있습니까?

A:    No. Hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds are prohibited by our insider trading policy. Since such hedging transactions allow you to continue to own Coupang’s securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership, you may no longer have the same objectives as Coupang’s other shareholders. Therefore, our insider trading policy prohibits you from engaging in any such transactions.

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답:    아니오. 쿠팡의 내부자거래정책은 변동선급선도, 주식 스왑, 칼라 및 외국환기금 등과 같은 금융상품을 사용하는 등의 방식을 통한 헷지 또는 현금화 거래를 금지하고 있습니다. 이러한 헷지거래는 귀하가 종업원복지제도나 그 밖의 방식을 통해 취득한 쿠팡 증권을 소유권에 따른 일체의 위험 및 보상 없이 지속적으로 소유할 수 있게 해주기 때문에 귀하는 더 이상 다른 쿠팡 주주들과 동일한 목표를 가지지 않게 될 수 있습니다. 따라서 쿠팡의 내부자거재정책은 귀하가 위와 같은 거래에 참여하는 것을 금지하고 있습니다.

Q:    Why are hedging transactions prohibited?

문:    헷지거래가 금지된 이유는 무엇입니까?

A:    Such transactions may permit a person subject to this policy to continue to own Coupang’s securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as Coupang’s other stockholders. Therefore, all persons subject to this policy are prohibited from engaging in any such transactions.

답:        상기 거래들은 본 정책이 적용되는 자가 종업원복지제도나 그 밖의 방식을 통해 취득한 쿠팡 증권을 소유권에 따른 일체의 위험 및 보상 없이 지속적으로 소유할 수 있도록 할 수 있습니다. 그렇게 되는 경우 해당 주주는 더 이상 다른 쿠팡 주주들과 동일한 목표를 가지지 않게 될 수 있습니다. 따라서 본정책이 적용되는 모든 대상자는 위와 같은 거래에 참여하는 것이 금지됩니다.

Q:    Am I allowed to trade derivative securities of Coupang’s common stock?

문:    쿠팡 보통주의 파생증권을 거래하는 것은 허용됩니까?

A:    No. You may not trade in derivative securities related to our common stock, which include publicly traded call and put options. In addition, you may not engage in short selling of our common stock at any time.

답:    아니오. 귀하는 공개 거래되는 콜옵션과 풋옵션이 포함된 쿠팡 보통주와 관련된 파생증권을 거래할 수 없습니다. 또한 귀하는 언제라도 쿠팡 보통주 공매도에 참여할 수 없습니다.

Q:    What are derivative securities?

문:    파생증권(derivative securities)이란 무엇입니까?

A:    “Derivative securities” are securities other than common stock that are speculative in nature because they permit a person to leverage their investment using a relatively small amount of money. Examples of derivative securities include “put options” and “call options.” These are

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different from employee options and other equity awards granted under our equity compensation plans, which are not derivative securities for purposes of our policy.

답:    ‘파생증권’이란 보통주 이외의 증권으로서 상대적으로 적은 자금을 통해 레버리지를 일으켜 투자할 수 있도록 해주는 투기성을 띈 증권입니다. 파생증권의 예를 들자면 ‘풋옵션’과 ‘콜옵션’이 있습니다. 풋옵션과 콜옵션은 쿠팡 정책의 목적 상 파생증권에 해당하지 않는 쿠팡 보상 플랜하의 우리사주와 그 밖의 주식 보상과는 차이가 있습니다.

Q:    What is short selling?

문:    공매도란 무엇입니까?

A:    “Short selling” is profiting when you expect the price of the stock to decline, and includes transactions in which you borrow stock from a broker, sell it, and eventually buy it back on the market to return the borrowed shares to the broker. Profit is realized if the stock price decreases during the period of borrowing.

답:    ‘공매도’란 주가가 하락할 것으로 예상될 때 수익을 올리는 것으로, 증권사로부터 주식을 대여하여 해당 주식을 매도한 후 최종적으로는 대여한 주식을 증권사에 상환하기 위하여 시장에서 이를 재매입하는 것을 거래를 포함합니다. 주식 대여기간 동안 주가가 하락하면 수익이 실현됩니다.

Q:    Why does Coupang prohibit trading in derivative securities and short selling?

문:    쿠팡이 파생상품 거래 및 공매도를 금지하는 이유는 무엇입니까?

A:    Many companies with volatile stock prices have adopted similar policies because of the temptation it represents to try to benefit from a relatively low-cost method of trading on short-term swings in stock prices, without actually holding the underlying common stock, and encourages speculative trading. We are dedicated to building stockholder value, short selling our common stock conflicts with our values and would not be well-received by our stockholders.

답:    공매도는 기초가 되는 보통주를 실제로 보유하지 않은 채 단기 주가 변동 시 상대적으로 저가에서 거래하는 방식으로 이익을 얻고자 하여 투기성 거래를 부추기는데, 공매도가 시사하는 이러한 유혹으로 인해 변동적인 주가를 가지고 있는 많은 회사들이 유사한 정책을 채택하고 있습니다. 쿠팡은 주주가치를 창출하는 데에 전력을 다하고 있습니다. 쿠팡 보통주 공매도는 이러한 당사의가치와 상충되고, 쿠팡 주주들에 의해 긍정적으로 받아들여지지 않을 것입니다.

Q:    What if I purchased publicly traded options or other derivative securities before I became subject to this policy?

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문:    본 정책이 적용되기 전에 공개 거래되는 옵션이나 기타 파생증권을 매수한 경우 어떻게 됩니까?

A:     The same rules apply as for employee stock options. You may exercise the publicly traded options at any time, but you may not sell the securities during a trading blackout period or at any time that you are aware of material nonpublic information.

답:    임직원 주식매수선택권에도 동일한 규칙이 적용됩니다. 귀하는 언제든지 공개 거래되는 옵션을 행사할 수 있으며 다만 거래제한기간 또는 귀하가 미공개중요정보를 알고 있는 동안에는 해당증권을 매도할 수 없습니다.

Q:    What are the concerns about standing and limit orders?

문:    자동이체주문(standing order)과 지정가주문에 대한 우려사항은 무엇입니까?

A:    Standing and limit orders (except standing and limit orders under approved Trading Plans, as discussed above) create heightened risks for insider trading violations. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Coupang employee, director, or designated consultant is in possession of material nonpublic information. Coupang therefore discourages placing standing or limit orders on Coupang’s securities. If a person subject to this policy determines that they must use a standing order or limit order (other than under an approved Trading Plan as discussed above), the order should be limited to short duration and the person using such standing order or limit order is required to cancel such instructions immediately in the event restrictions are imposed on their ability to trade pursuant to the “Quarterly Trading Blackouts” and “Event-Specific Trading Blackouts” provisions above.

답:        자동이체 및 지정가주문(전술한 바에 따른 트레이딩 플랜하의 자동이체 및 지정가주문은 제외함)은내부자 거래행위를 할 위험을 상승시킵니다. 증권사에 대한 자동이체 지시를 하는 경우 매매 시점에대해 통제력이 없기 때문에 증권사가 쿠팡 직원, 이사 또는 지정 자문인이 미공개중요정보를 보유할때 거래를 체결할 수 도 있습니다. 따라서 쿠팡은 쿠팡 증권에 대한 자동이체 주문 또는 지정가주문을 하지 않도록 합니다. 본 정책 적용 대상자가 자동이체 또는 지정가주문(전술한 바에 따른 트레이딩 플랜하의 자동이체 및 지정가주문은 제외함)을 반드시 이용하여야 한다고 판단하는 경우 주문은 단기간에 한정되어야 하며, 자동이체 또는 지정가주문을 이용하는 자는 위 ‘분기별 거래제한’ 및 ‘사건별 거래제한’ 규정에 따라 거래할 수 있는 능력에 제한이 부과되는 경우 그 즉시 해당 주문 지시를 취소하여야 합니다.

Pre-Clearance of Transactions in Coupang Stock

쿠팡 주식 거래에 대한 사전 승인

Q:    Who is required to pre-clear and provide advance notice of transactions?

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문:    거래 사전 승인 및 사전 공시 대상자는 누구입니까?

A:    In addition to the requirements above, officers, directors, and other applicable members of management who have been notified that they are subject to pre-clearance requirements, as well as their Related Persons, face a further restriction: Even during an open trading window, they may not engage in any transaction in Coupang’s securities without first obtaining pre-clearance of the transaction from Coupang’s Corporate Secretary or their designee. Requests for pre-clearance should be submitted to Coupang’s Corporate Secretary or their designee at least two business days in advance of the proposed transaction. He or she will then determine whether the transaction may proceed and, if so, will direct the Section 16 Compliance Coordinator (as identified in Coupang’s Section 16 Compliance Program) to help comply with any required reporting requirements under Section 16(a) of the Exchange Act. Pre-cleared transactions not completed within two business days after approval is obtained will require new pre-clearance. Coupang may choose to shorten this period. If a proposed transaction is not approved, the requesting individual should refrain from initiating any transaction in Coupang securities and should not inform anyone within or outside of the company of the restriction.

답:        사전 승인 요건이 적용된다고 통지받은 임원, 이사 및 그 밖의 관련 경영진 구성원과 그들의 관련자는 위 요건과 함께 추가적인 제한을 받습니다. 이들은 거래허용기간 중에도 기업업무총괄 또는 그 지정인으로부터 사전 승인을 받지 않으면 쿠팡 증권 거래에 참여할 수 없습니다. 사전 승인 요청은 쿠팡의 기업업무총괄 또는 그 지정인에게 늦어도 거래예정일로부터 2영업일 전까지 제출되어야 합니다. 쿠팡의 기업업무총괄 또는 그 지정인이 거래 진행 가능 여부를 판단하며, 가능하다고 판단하는 경우 거래법 제 16(a)조에 따른 신고 요건을 준수하는 것을 지원하도록 (쿠팡의 제 16 조 컴플라이언스 프로그램에 명시되어 있는 바에 따라) 제 16 조 컴플라이언스 코디네이터(Section 16 Compliance Coordinator)에게 지시합니다. 사전 승인된 거래가 승인 취득일로부터 2 영업일 이내에 완료되지 않으면 사전 승인을 새로 받아야 합니다. 쿠팡은 위 기간을 단축시킬 수 있습니다. 거래가 승인되지 않은 경우, 해당 승인 요청을 한 자는 쿠팡 증권에 대한 어떠한 거래도 진행하여서는 아니 되며, 회사 내부 또는 외부의 어느 누구에게도 그와 같은 거래 제한을 알려서는 아니 됩니다.

Q:    Are individuals subject to pre-clearance required to provide advanced notice of stock option exercises?

문:    사전 승인 대상자는 주식매수선택권 행사에 대한 사전통지를 제출해야 합니까?

A:    Yes. Persons subject to pre-clearance must also give advance notice of their plans to exercise an outstanding stock option to the Section 16 Compliance Coordinator. Once any transaction takes place, the officer, director, or applicable member of management must immediately notify the Section 16 Compliance Coordinator so that Coupang may assist in any Section 16 reporting obligations.

답:    예. 사전 승인 대상자가 유효한 주식매수선택권을 행사하기 위해서는 그 계획을 제 16 조 컴플라이언스 코디네이터에게 사전통지하여야 합니다. 일단 거래가 실행되면 임원, 이사 또는 관련경영진 구성원은 쿠팡이 제 16 조 신고 의무에 있어 도움을 줄 수 있도록 즉시 그 사실을 제 16 조 컴플라이언스 코디네이터에게 알려야 합니다.

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Q:    What additional requirements apply to individuals subject to Section 16?

문:    제 16 조 대상자에게 적용되는 추가 요건은 무엇인가요?

A:    Officers and directors, who are subject to the reporting obligations under Section 16 of the Exchange Act, should take care to avoid short-swing transactions (within the meaning of Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144 under the Securities Act of 1933, as amended), and should file all appropriate Section 16(a) reports (Forms 3, 4, and 5), which are described in Coupang’s Section 16 Compliance Program, and any notices of sale required by Rule 144.

답:    거래법 제 16 조에 따른 신고의무 대상자인 이사 및 임원은 (거래법 제 16(b)조의 의미내에서의) 단기매매 와 (1933 년 미국 증권법(개정 사항 포함) 규칙 제 144 조) 통제자(control person)에 의한 매도 제한을 피하기 위하여 주의하여야 하며, 쿠팡의 제 16 조 컴플라이언스 프로그램에 기재된 모든 적절한 제 16(a)조 신고서(Forms 3, 4 및 5)와 규칙 제 144 조에 의해 요구되는 매각 통지를 제출하여야 한다.

Company Transactions

회사의 거래

Q:    What is Coupang’s policy with respect to engaging in transactions in its own securities?

문:    자기 증권 거래와 관련한 쿠팡의 정책은 무엇인지요?

A:    From time to time, Coupang may engage in transactions in its own securities. It is Coupang’s policy to comply with all applicable laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in its securities.

답:    쿠팡은 경우에 따라 자기 증권의 거래에 참여할 수 있습니다. 자기 증권의 거래에 참여할 때에는, (필요한 경우 이사회 또는 적정한 위원회의 적절한 승인을 득하는 것을 포함하여) 모든 적용 가능한 법률을 준수하는 것이 쿠팡의 정책입니다.

Other Information

기타 정보

Q:    What happens if I violate our insider trading policy?

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문:    쿠팡의 내부자거래정책을 위반하면 어떻게 됩니까?

A:    Violating our policies may result in disciplinary action, which may include termination of your employment or other relationship with Coupang.

답:    당사 정책 위반 시 귀하와 쿠팡 간의 고용 또는 기타 관계 해지 등의 징계 조치를 받을 수 있습니다.

Q:    What are the sanctions if I trade on material nonpublic information or tip off someone else?

문:    미공개중요정보를 이용하여 거래하거나 해당 정보를 타인에게 제공한 경우 어떤 제재를 받습니까?

A:    In addition to disciplinary action by Coupang—which may include termination of employment—you may be liable for civil sanctions for trading on material nonpublic information. The sanctions may include return of any profit made or loss avoided as well as penalties of up to three times any profit made or any loss avoided. Persons found liable for tipping material nonpublic information, even if they did not trade themselves, may be liable for the amount of any profit gained or loss avoided by everyone in the chain of tippees as well as a penalty of up to three times that amount. In addition, anyone convicted of criminal insider trading could face prison and additional fines.

답:        고용 해지 등 쿠팡의 징계 조치에 더하여 미공개중요정보 거래행위를 하는 경우 민사적 책임에 의한제재를 받을 수 있습니다. 실현된 수익 또는 회피한 손실의 반환 및 그 3 배에 달하는 벌금 등의 제재가 있을 수 있습니다. 미공개중요정보를 제공한 책임이 있다고 판단되는 자는 직접 거래하지 않았더라도 여러 정보수령자들에 의해 실현된 수익액 또는 회피한 손실액뿐만 아니라 해당 금액의 3 배에 달하는 벌금에 대하여 책임을 부담할 수 있습니다. 또한 내부자거래로 유죄판결을 받은 자는 징역형 또는 추가 벌금형에 처해질 수 있습니다.
Q:    What is “loss avoided”?

문:    ‘손실 회피’란 무엇입니까?

A:    If you sell common stock or a related derivative security before negative news is publicly announced, and as a result of the announcement the stock price declines, you have avoided the loss caused by the negative news.

답:    귀하가 부정적인 소식이 공개적으로 발표되기 전에 보통주 또는 관련 파생증권을 매도하고 해당발표 결과 주가가 하락한다면 귀하는 부정적인 소식으로 인한 손실을 회피한 것입니다.

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Q:    Who should I contact if I have questions about our insider trading policy or specific trades?

문:    내부자거래정책이나 특정 거래에 대한 문의가 있는 경우 누구에게 연락하여야 합니까?

A:    You should contact our Corporate Secretary.

답:    당사의 기업업무총괄에게 연락하시기 바랍니다.

Q:    Do changes to this policy require approval by Coupang’s Board of Directors?

문:    본 정책을 변경하기 위해서는 쿠팡 이사회의 승인이 요구됩니까?

A:    Yes. Changes to this policy require approval by Coupang’s Board of Directors or a duly appointed committee of the Board of Directors.

답:    그렇습니다. 본 정책의 변경은 쿠팡의 이사회 또는 적법하게 선임된 이사회 내 위원회의 승인을 요합니다.

4.Roles and responsibilities

역할 및 책임

Role	Key responsibilities
역할	주요 책임

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Policy Owner 정책 주관 부서/담당자	Responsibility and accountability for establishing, amending, and maintaining this Policy. 본 정책을 수립, 개정 및 유지할 책임과 의무
Coupang, employees, officers, directors, designated consultants and independent contractors of Coupang, and any Related Persons 쿠팡, 쿠팡의 직원, 임원, 이사, 지정 자문인 및 독립계약자, 관련자

Responsibility for ensuring compliance with this policy and understanding the obligations that come with having access to material nonpublic information and wanting to transact in Coupang securities.

본 정책의 준수를 보장하고, 미공개중요정보에 대한 접근권한을 갖고 쿠팡 증권을 거래하고자 하는 경우 발생하는 의무에 대해 숙지할 책임

5.Inquiry

문의

Questions about this Policy should be addressed to the Corporate Secretary.

본 정책에 대한 문의는 기업업무총괄 앞으로 제출되어야 한다.

6.Dispensations

특별 예외 승인

-No dispensations from the requirements to comply with this Policy will be granted.

본 정책의 준수사항에 관하여 어떠한 특별 예외 승인도 허용되지 않는다.

7.Definitions

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용어 정의

-Refer to the Master Glossary for the definitions of capitalized terms used in these Policies.

정책에서 사용된 용어는 기본 용어집(Master Glossary) 참조한다.

-Capitalized terms that are defined below are specific to this Policy:

아래 정의된 용어는 본 정책에서 사용된 용어이다.

Term 용어	Meaning 의미
Coupang 쿠팡	Coupang, Inc. and its subsidiaries. Coupang, Inc. 및 그 자회사
Exchange Act 거래법	Securities Exchange Act of 1934, as amended. 개정 미국 1934 년 증권거래법
material nonpublic information 미공개중요정보	Material information that is not yet publicly available. 아직 공개되지 않은 중요한 정보

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Related Persons 관련자

Family members who reside with the individual (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in- laws), other household members, economic dependents, and, unless otherwise determined by Coupang, any other individuals or entities whose transactions in securities are influenced, directed, or controlled (including, e.g., a venture or other investment fund, if influenced, directed, or controlled transactions by the fund) by employees, directors, and designated consultants and independent contractors of Coupang and its subsidiaries.

대상자의 동거가족 구성원(배우자, 자녀, 멀리 떨어져 지내는 대학생 자녀, 계자녀, 손자녀, 부모, 계부모, 조부모, 형제자매, 인척 포함), 기타 가구원, 피부양자, 그리고 쿠팡이 달리 정한 바가 없으면 쿠팡 및 그 자회사의 임직원, 이사, 지정 자문인 및 독립계약자가 증권 거래에 영향을 미치거나 이를 지시하거나 통제하는 경우 그 영향, 지시 또는 통제를 받는 그 밖의 개인 또는 법인(펀드가 그러한 영향, 지시 또는 통제를 하는 거래의 경우, 해당 벤처 또는 기타
투자 펀드 포함)

SEC SEC	Securities and Exchange Commission. 미국 증권거래위원회
Specified Personnel 특정 임직원	An officer or director of Coupang, or an employee or designated consultant of Coupang as described on Appendix A. 쿠팡의 임원이나 이사 또는 부록 A에 기재된 쿠팡의 임직원 또는 지정 자문인

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“trade,” “trading,” and “transactions” ‘거래’, ‘거래행위’

Purchases and sales of Coupang’s common stock in the public market as well as any other purchases, sales, transfers, or other acquisitions and dispositions of common or preferred equity, options, warrants, and other securities (including debt securities) and other arrangements or transactions that affect economic exposure to changes in the prices of these securities.

공개시장에서의 쿠팡 보통주 매매 및 보통주 또는 우선주, 옵션, 보증 및 기타 증권(채무증권 등)의 매매, 양도 또는 기타
취득 및 처분과 이러한 증권 가격의 변동에 대한 경제적 익스포저에 영향을 미치는 그 밖의 약정 또는 거래

Trading Plan 트레이딩 플랜	A trading plan under which a broker is instructed to buy and sell Coupang securities based on pre-determined criteria. 증권사가 정해진 기준에 따라 쿠팡 증권을 매매하도록 지시하는 트레이딩 플랜

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Appendix A

부록 A Specified Personnel
특정 임직원

The Corporate Secretary will maintain, and may periodically update, the list of non-officer employees, designated consultants and independent contractors who are subject to quarterly trading blackout periods.

기업업무총괄은 분기별 거래제한기간 적용 대상 비임원 직원, 지정 자문인 및 독립계약자 목록을 보관하며, 이를 정기적으로 업데이트할 수 있다.

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